Exhibit 10.168

SEVENTH AMENDMENT TO LEASE

     This agreement is made as of this day     of July, 2010 by and between Kingfisher, LLC, (hereinafter the “Landlord”), and MTI MicroFuel Cells Inc., (hereinafter the “Tenant”, as assignee of Mechanical Technology Incorporated (hereinafter the “Assignor”)).

PRELIMINARY STATEMENT

     The Landlord and Assignor entered into a lease (The “Lease”) dated April 2, 2001, and amended by First Amendment to Lease dated March 13, 2005, Second Amendment to Lease dated December 12, 2005, Third Amendment to Lease dated August 7, 2006, Fourth Amendment to Lease dated August 6, 2007, Fifth Amendment to Lease dated March 31, 2009 and Sixth Amendment to Lease, which was executed by Landlord, Assignor and Tenant, dated January 1, 2010 (hereinafter the “Lease and Amendments”) for certain Premises at 431 New Karner Road, Albany, New York, consisting of 20,000 Net Usable Square Feet. Tenant desires to extend the current lease term for an additional 6 months.

     Accordingly, the parties agree to amend and modify the Lease and Amendments as hereinafter set forth:

1.	The current Lease Term shall be extended to expire February 28, 2011.

2.	The Base Rent through February 28, 2011 shall be $10.50 per Net Useable Square Feet.

Except as modified herby, all terms and conditions of the Lease and Amendments are hereby ratified and confirmed by the parties hereto.

     IN WITNESS WHEREOF Landlord and Tenant have signed and sealed this Modification to Lease as of the day and year first above written.

Landlord:
KINGFISHER, LLC

By: Edward L. Hoe, Jr., Member Manager

Tenant:
MTI MICROFUEL CELLS INC.

By: Peng K. Lim, Chief Executive Officer